UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION  12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

U.S. Geothermal Inc.
(Exact name of registrant as specified in its charter)
Delaware	84-1472231
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
1505 Tyrell Lane, Boise Idaho	83706
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, $0.001 par value per share (the “Common Stock”), of U.S. Geothermal, Inc., a Delaware corporation (the “Registrant”). The description of the Common Stock contained under the caption “Description of Securities,” “Capital Stock” in the Registrant’s Registration Statement on Form S-1, File No. 333-144829, first filed with the Securities and Exchange Commission on July 24, 2007, as amended, is incorporated herein by reference in response to this item.

Item 2. Exhibits.

Not Applicable

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 15, 2008

U.S. GEOTHERMAL INC.

By:  /s/ Daniel J. Kunz_____________________

Daniel J. Kunz
Chief Executive Officer, President and Director